                                                                    EXHIBIT 23.7


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 19, 1999 except Note K for which the date is October 21, 1999 with respect to the financial statements of Remington Park, Inc. included in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-69166) and related prospectus of Magna Entertainment Corp. for the registration of Class A Subordinate Voting Stock.


                                           /s/ Hill, Barth & King LLC
                                           ----------------------------
                                           Certified Public Accountants

November 15, 2001
Boardman, Ohio